ATLAS, PEARLMAN, TROP & BORKSON, P.A.

             350 East Las Olas Boulevard, Suite 1700
                    Fort Lauderdale, FL 33301


                                               February 14, 2000


SK Technologies Corporation
500 Fairway Drive
Suite 104
Deerfield Beach, FL 33441

     RE:	Registration Statement on Form S-8; SK Technologies
         Corporation (the "Company"); 2,300,000 Shares of
         Common Stock

Gentlemen:

     We refer to the Registration Statement (the "Registration Statement") filed by SK Technologies Corporation, a Delaware Corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale of up to 2,300,000 shares of Common Stock, $.001 par value per share (the "Plan Shares"), as set forth in the above Registration Statement, issuable upon the exercise of stock options (the "Plan Options") available for grant under the Company's Amended and Restated 1995 Stock Option Plan and the Company's 1995 Stock Incentive Plan.

     In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the plans and various agreements and written options to be provided to officers, directors, key employees and consultants to the Company, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

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                 ATLAS, PEARLMAN, TROP & BORKSON, P.A.



SK Technologies Corporation
February 14, 2000
Page 2


     Based upon and in reliance of the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Plan Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan
Options, will be duly and validly issued and fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                      Very truly yours,

                      /S/ ATLAS, PEARLMAN, TROP & BORKSON, P.A.